Exhibit 5.1

[Letterhead of Troutman Pepper Locke LLP]

November 6, 2025

The Southern Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-277138) filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to 40,000,000 2025 Series A Equity Units (including 2025 Series A Equity Units issuable pursuant to the underwriters’ over-allotment option) (the “Equity Units”), each initially consisting of (i) a stock purchase contract (a “Purchase Contract”) issued by the Company pursuant to which the holder thereof will agree to purchase from the Company and the Company will agree to sell to the holder thereof on December 15, 2028, subject to earlier settlement or termination, for an amount of cash equal to $50, shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), pursuant to the Purchase Contract and Pledge Agreement, dated as of November 6, 2025 (the “Purchase Contract and Pledge Agreement”), between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, and (ii) (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2025B Remarketable Senior Notes due 2030 (the “Series 2025B Notes”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2025C Remarketable Senior Notes due 2033 (the “Series 2025C Notes” and, together with the Series 2025B Notes, the “Notes”).
The Series 2025B Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 2007 (the “Base Indenture”), by and between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a thirty-fifth supplemental indenture dated as of November 6, 2025, to the Base Indenture relating to the Series 2025B Notes (the “Thirty-Fifth Supplemental Indenture”), between the Company and the Trustee. The Series 2025C Notes will be issued pursuant to the Base Indenture, as heretofore supplemented and amended and as further supplemented by a thirty-sixth supplemental indenture dated as of November 6, 2025, to the Base Indenture relating to the Series 2025C Notes (the “Thirty-Sixth Supplemental Indenture” and, together with the Thirty-Fifth Supplemental Indenture, the “Supplemental

November 6, 2025

Indentures”), between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”
We have examined the Registration Statement and the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, the Indenture and the Purchase Contract Agreement, each of which has been filed with the Commission as an exhibit to the Registration Statement or otherwise incorporated by reference in the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee and the Purchase Contract and Pledge Agreement is the valid and legally binding obligation of the Purchase Contract Agent.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1. The Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

2. The Purchase Contracts are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3. The Equity Units are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

4. When the Common Stock has been issued against the payment of consideration therefor in accordance with the terms of the Purchase Contract Agreement and the Purchase Contracts, the Common Stock will be duly and validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton, Andrews Kurth LLP attached hereto as Annex I.

November 6, 2025

We do not express any opinion herein concerning any law other than the federal law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Equity Units. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

                                                                 Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

November 6, 2025

Troutman Pepper Locke LLP
Bank of America Plaza
Suite 3000
Atlanta, Georgia 30308
RE:          Registration Statement on Form S‑3
To the Addressee:
We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-277138) (the “Registration Statement”) relating to The Southern Company’s (the “Company”) 2025 Series A Equity Units (the “Equity Units”), each initially consisting of (i) a stock purchase contract (a “Purchase Contract”) issued by the Company pursuant to which the holder thereof will agree to purchase from the Company and the Company will agree to sell to the holder thereof on December 15, 2028, subject to earlier settlement or termination, for an amount of cash equal to $50, shares of the Company’s common stock, par value $5 per share pursuant to the Purchase Contract and Pledge Agreement, dated as of November 6, 2025 (the “Purchase Contract and Pledge Agreement”), between the Company and U.S. Bank Trust Company, National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, and (ii) (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2025B Remarketable Senior Notes due 2030 (the “Series 2025B Notes”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2025C Remarketable Senior Notes due 2033 (the “Series 2025C Notes” and, together with the Series 2025B Notes, the “Notes”). The Series 2025B Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 2007 (the “Base Indenture”), by and between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented and as further supplemented by a thirty-fifth supplemental indenture, dated as of November 6, 2025, to the Base Indenture relating to the Series 2025B Notes (the “Thirty-Fifth Supplemental Indenture”), between the Company and the Trustee. The Series 2025C Notes will be issued pursuant to the Base Indenture, as heretofore amended and supplemented and as further supplemented by a thirty-sixth supplemental indenture, dated as of November 6, 2025, to the Base Indenture relating to the Series 2025C Notes (the “Thirty-Sixth Supplemental Indenture” and, together with the Thirty-Fifth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”

Troutman Pepper Locke LLP
November 6, 2025

We have examined the Registration Statement, the Indenture and the Purchase Contract and Pledge Agreement, each of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee and the Purchase Contract and Pledge Agreement is the valid and legally binding obligation of the Purchase Contract Agent.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.The Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
2.The Purchase Contracts are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
3.The Equity Units are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity
We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion letter. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of

Troutman Pepper Locke LLP
November 6, 2025

the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP